Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	9/29/22	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
5-to-15 Year Laddered Municipal Bond Portfolio	633.4		900
California Municipal Bond Fund	451.9		750
California Municipal Income Trust	137.0		525
Core Bond Portfolio	538.7		900
Emerging Markets Local Income Portfolio	991.8		1000
Enhanced Equity Income Fund	583.8		900
Enhanced Equity Income Fund II	816.8		1000
Floating Rate Portfolio	8,395.9		2500
Floating-Rate 2022 Target Term Trust	204.8		600
Floating-Rate Income Trust	584.3		900
Global Income Builder Portfolio	213.0		600
Global Macro Absolute Return Advantage Portfolio	1,918.4		1500
Global Macro Capital Opportunities Portfolio	175.2		600
Global Macro Portfolio	1,923.5		1500
Global Opportunities Portfolio	2,118.0		1700
Greater India Portfolio	192.4		600
High Income Opportunities Portfolio	999.8		1000
International Income Portfolio	29.0		300
Limited Duration Income Fund	1,848.2		1500
Municipal Bond Fund	1,389.8		1250
Municipal Income 2028 Term Trust	318.4		750
Municipal Income Trust	703.5		900
National Municipal Opportunities Trust	309.0		750
New York Municipal Bond Fund	309.7		750
Risk-Managed Diversified Equity Income Fund	532.4		900
Senior Debt Portfolio	9,842.1		2500

Senior Floating-Rate Trust	572.5		900
Senior Income Trust	163.2		600
Short Duration Diversified Income Fund	221.5		600
Stock Portfolio	554.7		900
Short Duration Inflation-Protected Income Portfolio	776.1		1000
Tax-Managed Buy-Write Strategy Fund	87.1		450
Tax-Advantaged Dividend Income Fund	2,084.8		1700
Tax-Advantaged Global Dividend Income Fund	1,521.7		1500
Tax-Advantaged Global Dividend Opportunities Fund	444.7		750
Tax-Managed Buy-Write Income Fund	370.4		750
Tax-Managed Buy-Write Opportunities Fund	1,296.4		1250
Tax-Managed Diversified Equity Income Fund	1,697.9		1500
Tax-Managed Global Buy-Write Opportunities Fund	870.1		1000
Tax-Managed Global Diversified Equity Income Fund	2,274.6		1700
Tax-Managed Growth Portfolio	29,167.6		2500
Tax-Managed International Equity Portfolio	57.8		400
Tax-Managed Multi-Cap Growth Portfolio	174.0		600
Tax-Managed Small-Cap Portfolio	163.6		600
Tax-Managed Value Portfolio	809.9		1000
Emerging Markets Debt Opportunities Fund	898.5
Eaton Vance Series Fund, Inc.		898.5	1000
Atlanta Capital Focused Growth Fund	549.4
Atlanta Capital Select Equity Fund	648.6
Atlanta Capital SMID-Cap Fund	9,452.4
Focused Global Opportunities Fund	8.5
Focused Growth Opportunities Fund	139.4
Focused Value Opportunities Fund	241.2

Greater China Growth Fund	54.6
International Small-Cap Fund	46.8
Richard Bernstein All Asset Strategy Fund	657.8
Richard Bernstein Equity Strategy Fund	689.9
Worldwide Health Sciences Fund	976.2
Eaton Vance Growth Trust Series Totals		13,464.8	2500
Income Fund of Boston	4,464.8
Parametric Tax-Managed Emerging Markets Fund	481.0
Eaton Vance Series Trust II Totals		4,945.8	2500
Arizona Municipal Income Fund	66.2
California Municipal Opportunities Fund	578.7
Connecticut Municipal Income Fund	86.0
Georgia Municipal Income Fund	112.6
Maryland Municipal Income Fund	77.8
Massachusetts Municipal Income Fund	139.8
Minnesota Municipal Income Fund	210.1
Missouri Municipal Income Fund	70.5
Municipal Opportunities Fund	652.5
National Municipal Income Fund	3,137.0
New Jersey Municipal Income Fund	144.1
New York Municipal Income Fund	344.1
North Carolina Municipal Income Fund	166.8
Ohio Municipal Income Fund	188.9
Oregon Municipal Income Fund	154.9
Pennsylvania Municipal Income Fund	146.6
South Carolina Municipal Income Fund	150.5
Virginia Municipal Income Fund	59.3
Eaton Vance Municipals Trust Series Totals		6,486.4	2500

National Ultra-Short Municipal Income Fund	555.7
Short Duration Municipal Opportunities Fund	979.2
National Limited Maturity Municipal Income Fund	630.1
New York Municipal Opportunities Fund	65.2
Eaton Vance Investment Trust Series Totals		2,230.2	1700
High Yield Municipal Income Fund	1,131.5
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	81.3
Parametric TABS 10-to-20 Year Laddered Municipal Bond Fund	10.7
Parametric TABS Intermediate-Term Municipal Bond Fund	538.0
Parametric TABS Short-Term Municipal Bond Fund	248.6
Eaton Vance Municipals Trust II Series Totals		2,010.1	1700
AMT-Free Municipal Income Fund	238.2
Total Return Bond Fund	635.7
Emerging Markets Debt Fund	6.1
Global Small-Cap Equity Fund	23.8
Government Opportunities Fund	360.0
Short Duration High Income Fund	70.8
Multi-Asset Credit Fund	390.4
Parametric Commodity Strategy Fund	1,877.8
Parametric Dividend Income Fund	93.5
Parametric Emerging Markets Fund	198.5
Parametric International Equity Fund	437.3
Parametric Volatility Risk Premium - Defensive Fund	687.3
Short Duration Government Income Fund	6,308.3
Taxable Municipal Bond Fund	13.4
Tax-Managed Global Dividend Income Fund	492.6
Eaton Vance Mutual Funds Trust Series Totals		11,833.7	2500

Dividend Builder Fund	845.6
Growth Fund	286.1
Large-Cap Value Fund	1,461.5
Small-Cap Fund	120.2
Special Equities Fund	48.8
Eaton Vance Special Investment Trust Series Totals		2,762.2	1900
VT Floating-Rate Income Fund	565.2
Eaton Vance Variable Trust Series Totals		565.2	900